Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan of our report dated January 30, 1997, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 9, 1997